                                                                    EXHIBIT 10.3

                        AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment is made and entered into as of January 1, 1999 by and between Chandler (U.S.A.), Inc., an Oklahoma corporation ("Employer") and Brenda B. Watson, formerly Brenda B. Pair ("Employee").

WHEREAS, a certain agreement (the "Agreement"), a true and correct copy of which is attached hereto, was made and entered into between Employer and Employee as of October 28, 1989; and

WHEREAS, Employer and Employee have agreed that Employee may receive additional compensation from National American Insurance Company ("NAICO") in the form of an incentive bonus; and

WHEREAS, Employee has agreed to modify the termination date of the Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Paragraph I (e) should be and is hereby amended so that a sentence is added which reads and states as follows:

         "Employee may participate in any incentive bonus plan specific to her job performance and abilities properly and appropriately offered by Employer and/or its subsidiaries."

2. Paragraph 2 (c) (2) should be and is hereby amended so that it states in its entirety:

         "December 31, 2003."

3. Except as expressly stated herein or as may be necessary to fully effect and implement the intent of the foregoing amendments, the Agreement shall, in each and every other respect remain unmodified.


Date 1/22/99                         /s/ Brenda B. Watson
                                     ------------------------------------------
                                     Brenda B. Watson (formerly Brenda B. Pair)


                                     CHANDLER (U.S.A.), INC.

Date 1/22/99                         By /s/ W. Brent LaGere
                                        ---------------------------------------
                                     W. Brent LaGere, Chairman of the Board,
                                     Chief Executive Officer and President

Chandler Insurance Company, Ltd. ("CIC") hereby consents to the above and foregoing modification of Employment Agreement.

Dated this 28th day of January, 1999, but effective as of January 1, 1999.

                         CHANDLER INSURANCE COMPANY, LTD.


                         By: /S Steven R. Butler
                             --------------------------------------------------
                                Steven R. Butler, Vice President-Administration

                                    NATIONAL
                                    AMERICAN
                                    INSURANCE
                                     COMPANY

                                January 12, 1999


James L. Watson
Brenda B. Watson

Dear Brenda and Jim:

The purpose of this letter is to confirm NAICO's offer of, and your agreement to participate in a bonus arrangement which is specific to each of you, separately, despite the fact that you are currently married. In other words, as to the bonus arrangement, each of you have a separate and distinct one-half interest in the bonus arrangement. If either of you, at any time, cease to be willing or able to perform your duties as employees of Chandler (U.S.A.) and/or NAICO, the bonus shall be diminished by one-half. But the criteria for earning the bonus shall not be reduced by one-half.

         The bonus arrangement is for TEXAS PREMIUM PRODUCTION ONLY and is as follows:

         1. You shall earn a total of three-quarters of one percent on the first additional $10 million of NAICO's gross written premium allocated to property and casualty lines, including workers' compensation business (GWP) written during 1999 and subsequent years if GWP during the calendar year for which the bonus is calculated is greater than the prior calendar year's GWP. Surety and accident and health business is excluded for the purpose of calculating GWP. (See attached example - Exhibit A).

         2. So long as the GWP for the calendar year exceeds the GWP for the preceding calendar year by $10 million, you shall be entitled to a total bonus (each of you, individually, will be entitled to one-half) of .875 of one percent on the next $5 million. as to any GWP above $15 million, you would be entitled to a combined total (each of you entitled to one-half individually) of one percent of GWP.

         3. In no event could your respective share of the bonus exceed 50% of your respective salaries.

         4. This bonus plan will be effective January 1, 1999 and shall continue through the calendar year ending December 31, 2003, but may be extended upon affirmative written election of NAICO expressly approved by its Board of Directors.

         5. Your respective bonuses shall be deemed earned if, at all, at the end of each calendar year. Such bonuses shall be calculated and paid on or before March 31, 1998 following the calendar year in which they are earned.


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         Should you have questions please talk with me or Mark Paden. If you have no questions and fully understand the terms of the bonus and wish to accept these terms, please indicate that fact in the space provided below.

                                        Sincerely,


                                        /s/ W. Brent LaGere
                                        ---------------------------------
                                        W. Brent LaGere

Understood and Approved:


/s/ Brenda B. Watson
----------------------------
Brenda B. Watson


/s/ James L. Watson
----------------------------
James L. Watson

                                  EXAMPLE ONLY
                           Bonus Calculation Exhibit A
                               Texas Premium Only

         GWP(1)            Year                 Bonus(2)
         $32,000,000       1998                    N/A
         $49,000,000       1999                $138,750
         $62,000,000       2000                $101,250
         $71,000,000       2001                 $67,500
         $70,500,000       2002                     -0-
         $75,500,000       2003                 $37,500

--------
         (1) Exclusive of surety and accident & health premium (business).

         (2) Calendar year bonuses are capped at 50% of your existing salary.